WidePoint WYY Reports First Quarter 2024 Financial Results

Fairfax, VA – May 15, 2024 – WidePoint Corporation (NYSE American: WYY), the innovative enterprise cyber security and mobile technology provider, reported results for the first quarter ended March 31, 2024.

First Quarter 2024 and Recent Operational Highlights:

- Selected by the U.S. Navy as one of seven contractors for the 10-Year, $2.7 billion Spiral 4 contract
- Awarded more than 18 contractual actions resulting in approximately $22.7 million in contract value in Q1 2024
- Awarded a 3-year contract valued at over $1.4 million from a major Florida attraction and research center to provide managed IT cyber services
- 27th consecutive quarter of positive Adjusted EBITDA
- Second consecutive quarter ending free cash flow positive

First Quarter 2024 Financial Highlights:

- Revenues were $34.2 million, a 35% increase from the same quarter last year
- Gross margin was 14%, and gross margin excluding carrier services revenue was 31%
- Net loss totaled $0.7 million, or a loss of $(0.07) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $573,000
- Free cashflow was $566,000
- As of March 31, 2024, cash was $5.3 million with no bank debt

Management Commentary

"We've carried the fourth quarter momentum into the new year, with our results ahead of our forecast, and vast improvements in our year over year and sequential quarter performance in our top-line and free cash flow, and doubling our adjusted EBITDA compared to last quarter," said WidePoint CEO Jin Kang. "This success is a testament to the relentless dedication of our sales and marketing and operations teams, whose execution to acquiring and implementation of higher-margin contracts helped drive our financial performance. We are actively looking to invest additional capital in our sales and marketing initiatives to expand our reach into our potential customers. Demand for our solutions remains high, evidenced by a growing pipeline of new deals and opportunities and improved customer retention. We're well on track to meet the guidance we provided last quarter and look forward to the continued execution of our strategic initiatives. We also look forward to providing additional details on the newly awarded Spiral 4 Navy contract as we engage in detail conversations with our client's representative."

First Quarter 2024 Financial Summary

(In millions, except for per share data)	THREE MONTHS ENDED MARCH 31, 2024		2023	
	(Unaudited)			
REVENUES	$	34.2	$	25.3
GROSS PROFIT		4.7		3.8
GROSS PROFIT %		14%		15%
GROSS PROFIT % (excl. carrier services)		31%		33%
NET LOSS		(0.7)		(1.0)
NET LOSS PER SHARE	$	(0.07)	$	(0.11)
EBITDA		0.1		(0.1)
ADJUSTED EBITDA		0.57		0.02

Conference Call

WidePoint's management will host the conference call today (May 15, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062
International number: 973-528-0011
Access Code: 667873

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Wednesday, May 29, 2024.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 50508

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED MARCH 31,			
	2024		2023	
	(Unaudited)			
NET LOSS	$	(653,100)	$	(951,500)
Adjustments to reconcile net income to EBITDA:				
Depreciation and amortization		833,400		768,400
Income tax provision (benefit)		(42,100)		6,300
Interest income		(49,400)		(2,200)
Interest expense		58,700		58,800
EBITDA	$	147,500	$	(120,200)
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:				
Loss on factoring of receivables		7,282		-
Stock-based compensation expense		417,800		140,100
Adjusted EBITDA	$	572,582	$	19,900

WidePoint uses Adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts

and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:
Gateway Group, Inc.
Matt Glover or John Yi
949-574-3860
WYY@gateway-grp.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31, 2024	DECEMBER 31, 2023
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash	$ 5,267,934	$ 6,921,160
Accounts receivable, net of allowance for credit losses of $79,698 and $81,359, respectively	6,804,519	8,219,793
Unbilled accounts receivable	23,072,400	16,618,639
Other current assets	1,624,712	1,083,671
Total current assets	36,769,565	32,843,263
NONCURRENT ASSETS		
Property and equipment, net	695,268	780,800
Lease right of use asset	3,876,013	4,045,222
Intangible assets, net	6,751,932	7,336,348
Goodwill	5,811,578	5,811,578
Other long-term assets	489,700	483,288
Total assets	$ 54,394,056	$ 51,300,499
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 12,061,252	$ 12,633,658
Accrued expenses	20,594,212	16,175,702
Current portion of deferred revenue	1,850,537	2,009,343
Current portion of lease liabilities	619,708	638,258
Total current liabilities	35,125,709	31,456,961
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	3,995,834	4,114,516
Contingent consideration	6,900	6,900
Deferred revenue, net of current portion	999,761	1,027,770
Deferred tax liabilities, net	64,753	16,923
Total liabilities	40,192,957	36,623,070
Commitments and contingencies (Note 14)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,311,761 and 8,893,220 shares issued and outstanding, respectively	9,313	8,894
Additional paid-in capital	102,349,962	102,151,381
Accumulated other comprehensive loss	(357,119)	(334,899)
Accumulated deficit	(87,801,057)	(87,147,947)
Total stockholders' equity	14,201,099	14,677,429
Total liabilities and stockholders' equity	$ 54,394,056	$ 51,300,499

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED MARCH 31,	
	2024	2023
	(Unaudited)	
REVENUES	**$ 34,207,279**	$ 25,273,681
COST OF REVENUES (including amortization and depreciation of $576,905 and $502,560, respectively)	**29,541,388**	21,463,741
GROSS PROFIT	**4,665,891**	3,809,940
OPERATING EXPENSES		
Sales and marketing	**611,893**	521,678
General and administrative expenses (including share-based compensation of $417,783 and $140,116, respectively)	**4,448,483**	3,910,820
Depreciation and amortization	**256,534**	265,843
Total operating expenses	**5,316,910**	4,698,341
LOSS FROM OPERATIONS	**(651,019)**	(888,401)
OTHER (EXPENSE) INCOME		
Interest income	**49,426**	2,196
Interest expense	**(58,737)**	(58,778)
Other (expense) income, net	**(34,871)**	(194)
Total other (expense) income, net	**(44,182)**	(56,776)
LOSS BEFORE INCOME TAX (BENEFIT) PROVISION	**(695,201)**	(945,177)
INCOME TAX (BENEFIT) PROVISION	**(42,091)**	6,302
NET LOSS	**$ (653,110)**	$ (951,479)
EARNINGS PER SHARE, BASIC AND DILUTED	**$ (0.07)**	$ (0.11)
WEIGHTED-AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	**8,897,819**	8,739,317

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	THREE MONTHS ENDED MARCH 31,	
	2024	2023
	(Unaudited)	
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (653,110)	$ (951,479)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:		
Deferred income tax expense	45,200	-
Depreciation expense	260,302	267,309
Provision for credit losses	7,566	35,858
Amortization of intangibles	573,137	501,094
Share-based compensation expense	417,783	140,116
Changes in assets and liabilities:		
Accounts receivable and unbilled receivables	(5,317,052)	(2,528,761)
Inventories	(291,356)	(17,294)
Other current assets	(251,778)	15,790
Other assets	(6,412)	-
Accounts payable and accrued expenses	3,909,794	113,869
Income tax payable	(72,015)	55,703
Deferred revenue and other liabilities	(178,728)	(121,253)
Net cash used in operating activities	(1,556,669)	(2,489,048)
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchases of property and equipment	(6,494)	(96,721)
Capitalized hardware and software development costs	-	(262,549)
Proceeds from beneficial interest in sold receivables	259,125	-
Net cash provided by (used in) investing activities	252,631	(359,270)
CASH FLOWS FROM FINANCING ACTIVITIES		
Advances on bank line of credit	1,000,000	4,313,007
Repayments of bank line of credit advances	(1,000,000)	(4,313,007)
Principal repayments under finance lease obligations	(137,469)	(125,568)
Withholding taxes paid on behalf of employees on net settled restricted stock awards	(218,783)	(3,628)
Net cash used in financing activities	(356,252)	(129,196)
Net effect of exchange rate on cash	7,064	24,613
NET DECREASE IN CASH	(1,653,226)	(2,952,901)
CASH, beginning of period	6,921,160	7,530,864
CASH, end of period	$ 5,267,934	$ 4,577,963